MATTSON TECHNOLOGY, INC.

                           SHARE PURCHASE AGREEMENT


         This SHARE PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of the 5th day of April, 2002, by and among MATTSON TECHNOLOGY, INC., a Delaware corporation (the "Company"), and STEAG Electronic Systems AG (the "Purchaser").

1.       AUTHORIZATION OF SALE OF THE SHARES

         Subject to the terms and conditions of this Agreement, the Company hereby agrees to the cancellation of indebtedness owed by the Company to the Purchaser in consideration for the purchase of shares (the "Shares") of common stock, par value $0.001 (the "Common Stock") of the Company hereunder. In a parallel transaction, the Company has authorized the sale of up to Seven Million Four Hundred Thousand (7,400,000) shares of Common Stock of the Company (the "PIPE Transaction").

2.       AGREEMENT TO SELL AND PURCHASE THE SHARES

         2.1 Purchase and Sale

         Subject to the terms and conditions of this Agreement (the "Purchase Agreement"), the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, at the Closing (as defined below), 1,323,644 of the Shares (the "Purchaser's Shares").

         2.2 Purchase Price

         The purchase price of each Share shall be $6.15 (the "Per Share Price"). Purchaser shall pay for the Shares to be purchased hereunder by canceling $8,140,410.60 of the principal amount outstanding under that certain promissory note issued by the Company to the Purchaser, dated July 2, 2002 (the "Promissory Note"), equal to the aggregate price for such Shares set forth above. The Company shall not, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date (as defined below), without adjusting the price per Share hereunder accordingly, sell or issue or enter into an agreement to sell or issue (i) shares of Common Stock at a price per share of less than the Per Share Price, except (A) issuances of shares of Common Stock pursuant to the exercise of either options or warrants that were issued prior to January 1, 2002 or options that were issued or granted in the ordinary course of business to employees or non-employee service providers (including those issued after the date of this Agreement in accordance with (ii) below) pursuant to the Company's stock option plans, and
(B) issuances of shares of Common Stock in the ordinary course of business to employees pursuant to the Company's stock purchase plan (the Company's stock option and stock purchase plans are, together, the "Stock Plans") or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged for, shares of Common Stock at a conversion, exchange or exercise price per share of less than the Per Share Price, except grants to employees and consultants of the Company of options to purchase up to an aggregate of 1,200,000 shares of Common Stock in which the exercise price for each such option granted to an employee or consultant is equal to or greater than the closing price of the Common Stock traded on the NASDAQ stock market system on the day of grant of such option. In the event the Company sells or issues, or enters into an agreement to sell or issue, shares of Common Stock, options, warrants or other securities that requires adjustment to the price per share hereunder in accordance with the previous sentence, the Company shall, within ten (10) business days of such sale or issuance, pay to the Purchaser a cash amount equal to the number of Purchaser's Shares multiplied by the difference between the Per Share Price and the per share price paid or to be paid upon such sale or issuance or agreement to sell or issue.

3.       DELIVERY OF THE SHARES AT THE CLOSING

         (a) The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto California 94304, as soon as practicable and as agreed by the parties hereto following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") at a time (the "Closing Date") to be agreed upon by the Company and Bear Stearns & Co. Inc. (the "Placement Agent") and of which the Purchasers will be notified by facsimile transmission or otherwise.

         (b) At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to issue to the Purchaser one or more stock certificates, as designated by the Purchaser, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Purchaser's Shares. The Company will deliver such certificate(s) (the "Certificates") against delivery of payment for the Purchaser's Shares by the Purchaser. Prior to the Purchaser's delivery of payment for the Purchaser's Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

         (c) The Company's obligation to complete the purchase and sale of the Purchaser's Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

                  (i) receipt by the Company of the original Promissory Note, a portion of the principal amount of which shall have been canceled in the full amount of the purchase price for the Shares being purchased hereunder; and

                  (ii) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled before the Closing.

         (d) The Purchaser's obligation to accept delivery of such stock certificates and to pay for the Purchaser's Shares evidenced by the Certificates shall be subject to the following conditions, any one or more of which may be waived by the Purchaser with respect to the Purchaser's obligation:

                  (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

                  (ii) the Company shall have delivered to the Purchaser a certificate executed by the president and the chief financial officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date;

                  (iii) the Company shall have delivered to the Purchasers and the Placement Agent a legal opinion in a form reasonably acceptable to the Purchaser and the Placement Agents;

                  (iv) the Company shall have delivered to the Purchaser a new promissory note in principal amount equal to the portion of the Promissory Note that is not canceled in consideration for the Shares purchased hereunder (with such amount to be adjusted to reflect any interest that has accrued and remains unpaid under the Promissory Note as of the Closing Date);

                  (v) the Company shall have obtained gross proceeds of at least Twenty Five Million Dollars ($25,000,000) from the sale of the shares in the PIPE Transaction at the Closing;

                  (vi) the Commission shall have notified the Company of the Commission's willingness to declare the Registration Statement effective; and

                  (vii) the Closing shall have occurred no later than one hundred twenty (120) days after the date hereof.

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         Except as set forth on the Schedule of Exceptions delivered to the Purchaser and signed by the Company's Chief Financial Officer, the Company hereby represents, warrants and covenants to the Purchaser as follows (which representations, warranties and covenants shall be deemed to apply, where appropriate, to each subsidiary of the Company):

         4.1 Organization and Qualification

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, materially and adversely affect the business, financial condition, properties, operations, assets or business affairs or prospects in the year 2002 of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         4.2 Capitalization

         (a) The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

         (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists of 37,118,222 shares of Common Stock (excluding any shares issued upon the exercise of stock options after March 15, 2002). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

         (c) The Company has reserved 8,934,000 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's Stock Plans.

         (d) Up to 3,482,000 shares of Common Stock may be issued upon conversion of outstanding indebtedness owed to the Purchaser.

         With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and, except as provided in connection with the PIPE Transaction, there are no current commitments to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock. Each of the Purchaser and the Company's executive officers and directors has executed a lock-up agreement in the form previously furnished to the Purchaser.

         4.3 Issuance, Sale and Delivery of the Shares

         (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to the Purchase Agreements and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

         (b) The issuance of the Shares is not subject to preemptive or other similar rights except such as have been waived or complied with. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in the Purchase Agreements.

         (c) Subject to the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

         4.4 Financial Statements

         The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in such schedule and reflected in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

         4.5 No Material Change

         Since December 31, 2001, (i) the Company has not incurred any liabilities or obligations, indirect, or contingent, or entered into any verbal or written agreement or other transaction that was not in the ordinary course of business or that would have a Material Adverse Effect on the Company; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) other than in connection with grants or exercises of stock options or issuances of shares to its employees under the Company's Stock Plans, there has not been any change in the capital stock of the Company or increase in indebtedness material to the Company; (v) the Company has not incurred or sustained any other event or change that would have a Material Adverse Effect on the Company; and (vi) the Company has conducted its business only in the ordinary course of business in accordance with past practice.

         The Company has no material contingent obligations, except as set forth in the financial statements included in the Company Documents.

         4.6 Environmental

         Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect,

         (a) the Company is in compliance with all applicable Environmental Laws (as defined below);

         (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals, except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

         (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

         (d) under applicable law, to the Company's knowledge, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Company, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         4.7 No Defaults

         The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

         4.8 Labor Matters

         No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent, which would reasonably likely result in a Material Adverse Effect.

         4.9 No Actions

         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might reasonably be expected to have a Material Adverse Effect and/or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a Material Adverse Effect on the Company.

         4.10 Intellectual Property

         (a) The Company, to the best of its knowledge in the course of diligent inquiry (which shall be deemed to exclude any patent searches not actually conducted), owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted in the year 2002 (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted in the year 2002.

         (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

         (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights and which could reasonably be expected to have a Material Adverse Effect, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

         (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

         (e) The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights, which could reasonably be expected to have a Material Adverse Effect.

         (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business.

         (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

         (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights, which infringement or violation could reasonably be expected to have a Material Adverse Effect.

         4.11 Permits

         The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

         4.12 Due Execution, Delivery and Performance

         (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principals of equity and except as indemnification provisions herein may be held violative of public policy and legality unenforceable.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders;
(ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject and in each case which would reasonably likely have a Material Adverse Effect; (iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company except for those which have been waived or complied with; and (iv) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order and in each case which would reasonably likely have a Material Adverse Effect.

         4.13 Properties

         The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

         4.14 Compliance

         The Company has conducted and, to its knowledge, is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.15 Security Measures

         The Company takes reasonable security measures designed to enable the Company to assert trade secret protection in its non-patented technology for which the Company can obtain trade secret protection.

         4.16 Contributions

         To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company on the Company's behalf, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

         4.17 Use of Proceeds; Investment Company

         The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes, including the possible repayment of debt. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.18 Prior Offerings

         All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, except for violations that would not have a Material Adverse Effect.

         4.19 Taxes

         The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         4.20 Other Governmental Proceedings

         To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve the Company or that affect the particular industry in which the Company operates in a way that is materially different than other industries, which, if the subject of an action unfavorable to the Company, could involve a prospective Material Adverse Effect.

         4.21 Non-Competition Agreements

         To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is currently in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

         4.22 Transfer Taxes

         On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Purchaser's Shares to be sold to the Purchaser under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         4.23 Insurance

         The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         4.24 Governmental/ Regulatory Consents

         No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares, except for any required filings with the Commission, in connection with any applicable State or Blue Sky law, or with Nasdaq or the National Association of Securities Dealers, Inc.

         4.25 Securities and Exchange Commission Filings

         The Company has timely filed with the Commission all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act.")

         4.26 Additional Information

         The Company represents and warrants that the information contained in the following documents (the "Company Documents"), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates, and do not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made and at the time that they were made, not misleading, as of their respective dates.

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2001;

         (b) Notice of Annual Meeting of Shareholders and Proxy Statement for the Company's Annual Meeting held on May 16, 2001;

         (c) the Confidential Private Placement Memorandum, dated as of March 14, 2002, including all addenda and exhibits thereto, taken together (the "Private Placement Memorandum"); and

         (d) all other documents, if any, filed by the Company with the Commission since September 30, 2001 pursuant to the reporting requirements of the Exchange Act.

         4.27 Contracts

         The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

         4.28 No Integrated Offering

         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers, except pursuant to this Agreement. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded), except where such action would not cause the representations set forth in
Section 4.3(c) above to be untrue. The Company will not make any offers or sales of any security (other than the Shares) that would cause this Offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded), except where such action would not cause the representations set forth in Section 4.3(c) to be untrue.

         4.29 Listing of Shares

         On or prior to the Closing Date, the Company agrees to secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and, so long as any Purchaser owns any of the Shares, shall maintain such listing of all Shares. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Stock from any of the national securities exchange or automated quotation system upon which the shares of Common Stock are then listed.

         4.30 No Manipulation of Stock

         The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         4.31 [Reserved]

         4.32 No Material Nonpublic Information

         Immediately prior to the Closing, the Private Placement Memorandum, as supplemented, will include no material nonpublic information with respect to the Company.

         4.33 Reliance by Placement Agent

         The Company hereby acknowledges that the Placement Agent may rely on the representations, warranties and covenants set forth in this Agreement as if such representations, warranties and covenants were made to the Placement Agent directly.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         5.1 Securities Law Representations and Warranties

         The Purchaser represents, warrants and covenants to the Company as follows:

         (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchaser's Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchaser's Shares.

         (b) The Purchaser is acquiring the number of Shares set forth in
Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Purchaser's Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.

         (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchaser's Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

         (d) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.1 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchaser shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

         (e) The Purchaser has, in connection with its decision to purchase the Purchaser's Shares, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

         (f) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         (g) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

         (h) Until the filing of the Registration Statement, the Purchaser agrees with the Placement Agent and the Company to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser's confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing and distributing to third parties the Private Placement Memorandum, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties. Further, the Purchaser understands that the existence, nature and content of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws may impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may cause the Company to violate Regulation FD and agrees not to engage in any such unauthorized disclosure. The restrictions in this paragraph shall cease upon the filing of the Registration Statement.

         (i) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value or trading volume of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

         (j) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

         (k) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144(k) under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

                  "The securities represented by this certificate were issued in a transaction that was not registered under the Securities Act of 1933, as amended or any state or other securities law. The securities may not be sold, pledged, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         5.2 Resales of Shares

         (a) The Purchaser hereby covenants with the Company not to make any sale of the Purchaser's Shares without satisfying the requirements of this Agreement, the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Purchaser's Shares is accompanied by a separate officer's certificate

                  (i) in the form of Appendix III to this Agreement;

                  (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and

                  (iii) to the effect that (A) the Purchaser's Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

         (b) The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, that the use of the prospectus forming a part of the Registration Statement (the "Prospectus," as further defined in Section 7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus one or more times for up to an aggregate of sixty
(60) days in any 365-day period (less the number of days in such 365-day period that the Purchasers must suspend their use of the Prospectus pursuant to the first sentence of this paragraph) based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the Commission or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Purchaser (i) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to this Offering, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

         (c) The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

         5.3 Due Execution, Delivery and Performance

         The Purchaser represents and warrants to the Company as follows:

         (a) The Purchaser has full right, power authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

         5.4 Prohibition on Shorting

         The Purchaser represents, warrants and covenants to each of the purchasers in the PIPE Transaction and the Company that the Purchaser, its affiliates and related entities, (a) has not held, is not currently holding and will not hold any (i) short positions in the Company's securities or (ii) put or other option to dispose of the Company's securities, and (b) has not entered into and will not enter into any transaction that has the effect of or is equivalent to selling short the Company's securities. The parties to this Agreement intend that each of the Purchasers and the Company be direct beneficiaries of the rights and benefits arising from the representations, warranties and covenants made by the Purchaser under this Section 5.4, and expressly acknowledge and agree that any such beneficiary may exercise and enforce such rights and benefits.

         5.5 Reliance by the Placement Agent; Lock-up Agreement

         The Purchaser hereby acknowledges that the Placement Agent may rely on the representations, warranties and covenants set forth in this Section 5 as if such representations, warranties and covenants were made to the Placement Agent directly. The Purchaser further acknowledges that it has executed and delivered to the Placement Agent a lock-up agreement in the form furnished by the Placement Agent (and that such agreement applies to the Shares purchased hereunder) and hereby agrees to abide by the terms of such agreement.

6.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser in this Agreement and in the certificates for the Purchaser's Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchaser of the Purchaser's Shares being purchased and the payment therefor; provided, that the representations and warranties contained herein shall survive for a period of only two (2) years after the Closing Date.

7.       FORM D FILING; REGISTRATION

         The Company shall file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D. In addition, Purchaser's Shares shall be subject to the registration rights granted pursuant to the terms of Section 5 of the Stockholder Agreement by and between the Company, Purchaser and Brad Mattson, dated as of December 15, 2000, as amended by Amendment to Stockholder Agreement dated as of November 5, 2001 (collectively the "Stockholder Agreement"), and such Purchaser's Shares shall be deemed to be "Registrable Securities" as defined in the Stockholder Agreement, with all rights and obligations attendant thereto. In accordance with such registration rights, the Company hereby agrees to include Purchaser's Shares in the registration statement on Form S-3 to be filed in accordance with the terms of the PIPE Transaction.

8.       BROKER'S FEE

         The Purchaser acknowledges that the Company intends to pay to the Placement Agent and ABN AMRO Incorporated a fee in respect of the sale of the Shares to the Purchasers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers. The Company shall indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing by the Company or the Other Purchasers to the Placement Agent, ABN AMRO Incorporated or any other person or firm acting on behalf of the Company hereunder.

9.       NOTICES

         All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

         (a) if to the Company, to:

                           Mattson Technology, Inc.
                           2800 Bayview Drive
                           Fremont, CA 94538
                           Attention:  Chief Financial Officer

                           with a copy to:

                           Gray Cary Ware & Freidenrich LLP
                           400 Hamilton Avenue
                           Palo Alto, CA  94301
                           Attention:  Bradley J. Rock, Esq.

                           or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

         (b) if to the Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10.      MODIFICATION; AMENDMENT

         This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

11.      TERMINATION

         This Agreement may be terminated by the Purchaser if the Closing has not occurred on or before one hundred twenty (120) days from the date of this Agreement. This Agreement may be terminated by the Company if the Closing has not occurred on or before one hundred eighty (180) days from the date of this Agreement; provided, the Company has used its reasonable best efforts to cause the Commission to declare the Registration Statement effective.

12.      HEADINGS

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.      SEVERABILITY

         If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

14.      GOVERNING LAW; JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America. The parties hereto hereby submit to the jurisdiction of the courts of the United States of America sitting in the State of Wisconsin, over any action, suit, or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right of the Purchaser to serve process in any manner permitted by law or limit the right of the Purchaser to bring proceedings against the Company in the competent courts of any other jurisdiction or jurisdictions.

15.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.



                           [Signature pages follow]




                           SHARE PURCHASE AGREEMENT
                                SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 MATTSON TECHNOLOGY, INC.,

                                 By     /s/Ludger Viefhues
                                      -------------------------------------

                                 Name:  Ludger Viefhues

                                 Its:  _______________________________



                                 STEAG ELECTRONIC SYSTEMS AG

                                 By:  /s/ Michael Williems
                                      -------------------------------------
                                 Name:  Michael Williems
                                 Title: Chairman of the Board of Managers

                                 By:  /s/ Andreas Neipp
                                      -------------------------------------
                                 Name:  Andreas Neipp
                                 Title: Executive Manager













                                  APPENDIX I

                          MATTSON TECHNOLOGY, INC.

                        STOCK CERTIFICATE QUESTIONNAIRE



         Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

         ----------------------------------

2. The relationship between the Purchaser of the Purchaser's Shares and the Registered Holder listed in response to item 1 above:
                 ----------------------------------

3.       The mailing address of the Registered Holder listed in response to item 1 above:

         ----------------------------------
         ----------------------------------
         ----------------------------------
         ----------------------------------

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

5.       Special Instructions:

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------














                                  Appendix II

                          MATTSON TECHNOLOGY, INC.

                     REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

         1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

         -------------------------------------------------------

         2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

         ---------------------------------------------

         3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                  _____ Yes         _____ No

         If yes, please indicate the nature of any such relationships below:

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------






                                 APPENDIX III

                 PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

         The undersigned, an officer of, or other person duly authorized by


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             [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):


------------------------------------------------------------------------------

Name of Individual representing Purchaser (if an Institution)


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Title of Individual representing Purchaser (if an Institution):


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Signature:

Individual Purchaser or Individual representing Purchaser:


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